As filed with the Securities and Exchange Commission on March 18 , 2016

Registration No. 333-209517

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OCEAN POWER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-2535818
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1590 Reed Road

Pennington, New Jersey 08534

(609) 730-0400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of registrant’s principal executive offices)

Mark Featherstone

Chief Financial Officer

1590 Reed Road

Pennington, New Jersey 08534

(609) 730-0400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

Ellen Canan Grady, Esq.

Cozen O’Connor

1650 Market Street, Suite 2800

Philadelphia, PA 19103

(215) 665-5583

From time to time after the effective date of this Registration Statement as determined by the Registrant

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

This Registration Statement contains:

●                  a base prospectus which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $15,000,000 of the registrant’s common stock, preferred stock, debt securities, warrants, rights and/or units; and

●                  a prospectus supplement covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $1,444,938 of the registrant’s common stock that may be issued and sold from time to time under a sales agreement with H.C. Wainwright & Co., LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The prospectus supplement immediately follows the base prospectus. The $1,444,938  of common stock that may be offered, issued and sold by the registrant under the prospectus supplement is included in the $15,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED MARCH 18, 2016

$15,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

Ocean Power Technologies, Inc. from time to time may offer, issue and sell, together or separately, (i) shares of common stock; (ii) shares of preferred stock; (iii) debt securities, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities; (iv) warrants to purchase common stock, preferred stock or other securities; (v) rights to purchase common stock, preferred stock or other securities; and (vi) units consisting of two or more classes of the securities registered hereunder.

This prospectus contains a general description of the securities we may offer. Each time we issue the securities we will provide a prospectus supplement containing specific information about the terms of that issuance, which also may add, update or change information contained in this prospectus. You should read carefully this prospectus and any applicable supplements before deciding to invest.

The aggregate of the offering prices of the securities covered by this prospectus will not exceed $15,000,000.

Our common stock is listed on The NASDAQ Capital Market under the symbol “OPTT.” We expect that any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Any prospectus supplement will contain information, where applicable, as to any other listing on The NASDAQ Capital Market or any other securities exchange of the other securities covered by the prospectus supplement. On October 27, 2015, we filed a Certificate of Amendment to our Certificate of Incorporation to effect a one-for-10 reverse stock split of our common stock and to decrease our authorized shares of common stock to 50 million shares. All share and per share data included in this Prospectus Supplement has been retroactively restated to reflect the reverse stock split.

As of March 17, 2016, the aggregate market value of our common stock held by non-affiliates was $5,110,946, based on an aggregate of 1,950,137 shares outstanding, of which 1,892,943 were held by non-affiliates, and the closing price of the common stock on The Nasdaq Capital Market of $2.70 per share on March 10, 2016. During the twelve calendar months preceding the date of this prospectus, we sold $258,710 in value of securities in reliance on General Instruction I.B.6 of Form S-3.

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. See “Plan of Distribution” on page 28 of this prospectus. If any agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in the applicable prospectus supplement.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Consider carefully the Risk Factors on page 2, in any accompanying prospectus supplement, and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus before deciding to invest in any of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             ,      .

Table of Contents

Page

ABOUT THIS PROSPECTUS	ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION	1

OCEAN POWER TECHNOLOGIES, INC.	2

RISK FACTORS	2

USE OF PROCEEDS	2

GENERAL DESCRIPTION OF THE OFFERED SECURITIES	3

DESCRIPTION OF OUR CAPITAL STOCK	3

DESCRIPTION OF DEBT SECURITIES	6

DESCRIPTION OF WARRANTS TO PURCHASE SHARES OF COMMON STOCK, PREFERRED STOCK OR OTHER SECURITIES	24

DESCRIPTION OF RIGHTS TO PURCHASE SHARES OF COMMON STOCK, PREFERRED STOCK OR OTHER SECURITIES	26

DESCRIPTION OF UNITS	27

PLAN OF DISTRIBUTION	28

LEGAL MATTERS	30

EXPERTS	30

WHERE YOU CAN FIND MORE INFORMATION	31

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	31

DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY	32

-i-

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, we use the terms “Company,” “we,” “us,” and “our” to refer to Ocean Power Technologies, Inc. or to Ocean Power Technologies, Inc. and its subsidiaries.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration. Under this shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $15,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

For general information about the distribution of securities offered, please see “Plan of Distribution” on page 28 of this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before you decide whether to invest in any of the securities.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus summarizes certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our Company and the terms of this offering and the securities, including the merits and risks involved.

We are not making any representation to any purchaser of the securities regarding the legality of an investment in the securities by such purchaser. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the securities.

-ii-

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

In addition to historical information, this prospectus supplement and the accompanying base prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying base prospectus, contain statements relating to future events or our future financial position, business strategy, pending, threatened and current litigation, liquidity, budgets, projected costs, plans and objectives of management for future operations. These statements are forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Generally, words such as “may,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “project,” “continue,” “goal” and “believe,” or other variations on these and other similar expressions identify forward-looking statements. Forward-looking statements are only predictions and, as such, are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon our assumptions as to future events or our future financial performance that may not prove to be accurate. These statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this report may not occur as contemplated, and actual results could differ materially from those anticipated or implied by the forward-looking statements. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following:

●	our estimates regarding expenses, future revenues and capital requirements;
●	the adequacy of our cash balances and our need for additional financings;
●	our ability to develop and manufacture a commercially viable PowerBuoy product;
●	that we will be successful in our efforts to commercialize our PowerBuoy or the timetable upon which commercialization can be achieved, if at all;
●	our ability to identify and penetrate markets for our PowerBuoys and our wave energy technology;
●	our ability to implement our commercialization strategy as planned, or at all;
●	our ability to maintain the listing of our common stock on The NASDAQ Capital Market;
●	the reliability of our technology and our PowerBuoys;
●	our ability to improve the power output, survivability and reliability of our PowerBuoys;
●	the impact of pending and threatened litigation on our business, financial condition and liquidity;
●	changes in current legislation, regulations and economic conditions that affect the demand for renewable energy;
●	our ability to compete effectively in the renewable energy market;
●	our limited operating history and history of operating losses;
●	our sales and marketing capabilities and strategy in the United States and internationally; and
●	our ability to protect our intellectual property portfolio.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the risks described in this prospectus supplement and the accompanying base prospectus and those incorporated by reference into this prospectus supplement and the accompanying base prospectus, including those risks contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which we filed this prospectus.

OCEAN POWER TECHNOLOGIES, INC.

We are developing and seeking to commercialize proprietary systems that generate electricity by harnessing the renewable energy of ocean waves. Our PowerBuoy® systems use proprietary technologies to convert the mechanical energy created by the rising and falling of ocean waves into electricity. We currently continue to develop our PowerBuoy line, which consists of our autonomous PowerBuoy system. Since fiscal 2002, the U.S. Navy and other government agencies have accounted for a significant portion of our revenues. These revenues were largely for the support of our product development efforts. Our goal, over time, is that an increased portion of our revenues be from the sale of products and services, as compared to revenue to support our product development efforts. As we continue to advance our proprietary technologies and develop our products, we expect to have a net use of cash from operating activities unless and until we achieve positive cash flow from the planned commercialization of our products and services.

Our principal executive offices are located at 1590 Reed Road, Pennington, New Jersey 08534, and our telephone number is (609) 730-0400. The Company was incorporated in New Jersey in 1984 and reincorporated in Delaware in 2007. We maintain a website at www.oceanpowertechnologies.com where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement or the accompanying base prospectus.

RISK FACTORS

Investing in our securities involves substantial risk. You should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

This prospectus and any prospectus supplement also contain or incorporate by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risk factors faced by us described or incorporated by reference in this prospectus or any prospectus supplement. See “Cautionary Statement Regarding Forward-Looking Information.”

USE OF PROCEEDS

We do not currently know the number or types of securities that ultimately will be sold pursuant to this prospectus or the prices at which such securities will be sold. Unless otherwise specified in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds of any sale of securities under this prospectus for any combination of working capital, capital expenditures, and general business purposes, including additional development and deployments of our PowerBuoy systems. Until we use the net proceeds in the manner described above, we may temporarily use them to make short-term investments.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may from time to time offer under this prospectus, separately or together:

●	common stock;

●	preferred stock;

●	senior, senior subordinated or subordinated debt securities;

●	warrants to purchase from us shares of our common stock, preferred stock or other securities;

●	rights to purchase from us shares of our common stock, preferred stock or other securities; and

●	units, each representing a combination of two or more of the foregoing securities.

The aggregate of the offering prices of the securities covered by this prospectus will not exceed $15,000,000.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a general description of our capital stock. The terms of our certificate of incorporation and bylaws are more detailed than the general information provided below. You should read our certificate of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

The following description of our capital stock and provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to our certificate of incorporation and bylaws, which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, all of which are undesignated.

As of January 31, 2016, there were 1,924,234 shares of common stock issued and outstanding, and no shares of preferred stock were issued or outstanding.

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Authorizing our board of directors to issue preferred stock and determine its rights and preferences has the effect of eliminating delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding common stock.

Anti-Takeover Effects of Delaware Law; Our Certificate of Incorporation and Our Bylaws

Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Removal of Directors

Our certificate of incorporation and our bylaws provide that directors may be removed only for cause and only by the affirmative vote of the holders of 75% of our shares of capital stock present in person or by proxy and entitled to vote. Under our certificate of incorporation and bylaws, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

Stockholder Action by Written Consent; Special Meetings

Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Our certificate of incorporation and our bylaws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our chairman of the board, our chief executive officer, our president or our board of directors.

Advance Notice Requirements for Stockholder Proposals

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered to our secretary a timely written notice in proper form of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Delaware Business Combination Statute

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Amendment of Certificate of Incorporation and Bylaws

The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least 75% of the voting power of our capital stock issued and outstanding and entitled to vote on the matter.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law. Our certificate of incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

●	for any breach of their duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	for voting or assenting to unlawful payments of dividends or other distributions; or

●	for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to limited exceptions.

Notice of Share Ownership

Our bylaws contain a provision requiring any beneficial owner of three percent or more of our outstanding common stock to notify us of his or her shareholdings, as well as of any change in his or her beneficial ownership of one percent or more of our outstanding common stock. Our bylaws do not provide for any specific remedy in the event a stockholder does not comply with this provision. We do not intend to make any such information public, unless required by law or the rules of the SEC or The NASDAQ Capital Market.

Authorized But Unissued Shares

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of The NASDAQ Capital Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

Listing on the NASDAQ Global Market

Our common stock is listed on The NASDAQ Capital Market under the symbol “OPTT.”

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may issue from time to time. The particular terms relating to each debt security, which may be different from or in addition to the terms described below, will be set forth in a prospectus supplement relating to such securities.

The debt securities will be our direct obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The senior subordinated debt securities will have a junior position to all of our senior debt, which is generally defined in both the subordinated debt indenture and senior subordinated debt indenture to include all debt other than debt that is expressly subordinated to or pari passu with the subordinated debt securities or senior subordinated debt securities, as the case may be. The subordinated debt securities will have a junior position to all of our senior debt and all of our senior subordinated debt. The senior debt securities will be issued under a senior debt indenture, the senior subordinated debt securities will be issued under a senior subordinated debt indenture, and the subordinated debt securities will be issued under a subordinated debt indenture. The indentures will be qualified under the Trust Indenture Act of 1939. The type and terms of the debt securities we offer under this prospectus may be limited by the other debt instruments to which we are a party at the time of the offering.

Any securities we issue will be structurally subordinated to the indebtedness and other liabilities, if any, of our subsidiaries, including claims of our subsidiaries’ creditors, and any taxing authorities. Any claims we have as an unsecured creditor of one of our subsidiaries would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to the indebtedness held by us.

We have summarized below the material provisions of the three indentures. The summary is not complete and is subject in all respects to the provisions of and is qualified in its entirety by reference to the forms of indentures, which are filed as exhibits and incorporated by reference into the registration statement of which this prospectus forms a part. The prospectus supplement relating to the applicable issuance of debt securities will describe any significant differences between the indentures and the summary below. The forms of senior indenture, senior subordinated indenture and subordinated indenture are substantially the same, except for certain covenants of ours and provisions relating to subordination. You should read the indentures for provisions that may be important to you. The forms of indentures may be supplemented or revised in connection with the filing of a prospectus supplement with respect to a particular series of debt securities and such later version will govern any debt securities issued in conjunction with that prospectus supplement.

Terms Applicable to All Debt Securities

No Limit on Debt Amounts. The indentures do not limit the amount of debt that can be issued under the indentures. These amounts will be set from time to time by our board of directors.

Prospectus Supplements. The prospectus supplement relating to a series of debt securities will summarize the specific terms of such debt securities and the related offering including, with respect to each series of debt securities, some or all of the following, as well as any other material terms of the debt securities:

●	the title of the securities of the series (which title will distinguish the securities of the series from all other series of securities);

●

any limit upon the aggregate principal amount of the securities of the series which may be authenticated and delivered (which limit will not pertain to securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities of the series or any securities that are deemed never to have been authenticated and delivered);

●	the date or dates on which the principal of and premium, if any, on the securities of the series is payable or the method or methods of determination thereof;

●

the rate or rates at which the securities of the series will bear interest, if any, or the method or methods of calculating such rate or rates of interest, the date or dates from which such interest will accrue or the method or methods by which such date or dates will be determined, the dates on which any such interest will be payable, our right, if any, to defer or extend an interest payment date, the record date, if any, for the interest payable on any such security on any interest payment date, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

●

the place or places where the principal of, premium, if any, and interest, if any, on securities of the series will be payable, any securities of the series may be surrendered for registration of transfer, securities of the series may be surrendered for exchange and notices and demands to or upon us in respect of the securities of the series and the indenture may be served and notices to holders will be published;

●

the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option and, the manner in which the particular securities of such series (if less than all securities of such series are to be redeemed) are to be selected for redemption;

●

our right or obligation, if any, to redeem or purchase securities of the series pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a holder thereof, and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which securities of the series will be issuable;

●

if other than U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of, premium, if any, and interest, if any, on the securities of the series will be payable, or in which the securities of the series will be denominated, and the particular provisions applicable thereto;

●

if the payments of principal of, premium, if any, or interest, if any, on the securities of the series are to be made, at our election or the election of a holder, in a currency or currencies (including currency unit or units) other than that in which the securities of such series are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments will be determined, and the particular provisions applicable thereto;

●

if the amount of payments of principal of, premium, if any, and interest, if any, on the securities of the series will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which such amounts will be determined and any special voting or defeasance provisions in connection therewith;

●

if other than the principal amount thereof, the portion of the principal amount of such securities of the series which will be payable upon declaration of acceleration thereof or the method by which such portion will be determined;

●	the person to whom any interest on any securities of the series will be payable;

●	provisions, if any, granting special rights to the holders of securities of the series upon the occurrence of such events as may be specified;

●	any deletions from, modifications of or additions to the events of default or covenants pertaining to the securities of the series;

●

under what circumstances, if any, and with what procedures and documentation we will pay additional amounts on the securities of the series held by a person who is not a U.S. person (including any definition of such term) in respect of taxes, assessments or similar charges withheld or deducted and, if so, whether we have the option to redeem such securities rather than pay such additional amounts (and the terms of any such option);

●	the forms of the securities of the series;

●	the applicability, if any, of any means of defeasance or covenant defeasance as may be specified for the securities of such series;

●	if other than the trustee, the identity of the registrar, conversion agent (if any) and any paying agent;

●

if the securities of the series will be issued in whole or in part in global form, (A) the depositary for such global securities, (B) whether beneficial owners of interests in any securities of the series in global form may exchange such interests for certificated securities of such series, to be registered in the names of or to be held by such beneficial owners or their nominees and to be of like tenor of any authorized form and denomination, and (C) the circumstances under which any such exchange may occur;

●	the designation of the depositary with respect to the securities of the series;

●	any restrictions on the registration, transfer or exchange of the securities of the series;

●

if the securities of the series may be issued or delivered (whether upon original issuance or upon exchange of a temporary security of such series or otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

●

if the securities of the series will be convertible into or for other of our securities or property, and any deletions from, modifications of or additions to the terms and conditions of any right to convert, exercise or exchange securities of the series into or for other of our securities or property;

●

whether the securities of the series are secured or unsecured, and if secured, the security and related terms in connection therewith (which will be provided for in a separate security agreement and/or other appropriate documentation); and

●

any other terms of the securities of the series, including any terms which may be required by or advisable under United States laws or regulations or advisable (as we may determine) in connection with the marketing of securities of the series.

Unless otherwise provided in an applicable indenture relating to debt securities, the debt securities will be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or its nominee. Upon issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, participants’ accounts with the principal amount of the debt security beneficially owned by such participants. Each person owning a beneficial interest in a registered global security will have to rely on the procedures of the depositary for such registered global security to exercise any rights of a holder under the applicable indenture. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange and any expenses payable in connection with any registration of transfer or exchange of debt securities, other than exchanges not involving any transfer, such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is transferred or redeemed in part.

A series of debt securities may be issued under the relevant indenture as original issue discount securities, which are securities that are offered and sold at a discount from their stated principal amount. In addition, debt securities offered and sold at their stated principal amount may under some circumstances, pursuant to applicable Treasury Regulations, be treated as issued at an original issue discount for federal income tax purposes. Federal income tax consequences and other special considerations applicable to any such original issue discount securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to those securities.

Covenants. We will agree in the indentures with respect to any series of debt securities to:

●	pay the principal, interest and any premium on the securities of the series when due;

●

maintain an office or agency where the securities of the series may be surrendered for registration of transfer, exchange, payment or conversion (if the debt securities are convertible) and where notices and demands to or upon us in respect of the securities of the series and the relevant indenture may be served;

●

prepare and file or deliver certain reports, as more fully specified in the relevant indenture, with the SEC, the trustee under the relevant indenture, and/or registered holders of the securities of the series, as the case may be;

●

deliver to the trustee under the relevant indenture, as more fully specified in that indenture, officers’ certificates relating to our compliance under the relevant indenture and the occurrence of any default or event of default under that indenture; and

●

unless our board of directors determines that it is no longer desirable in the conduct of our business and that there will be no adverse impact in any material respect to the holders of the securities of the series, subject to those exceptions as more fully specified in the relevant indenture, do or cause to be done all things necessary to preserve and keep in full force and effect our existence as a corporation and our rights (charter and statutory rights) and franchises.

Consolidation, Merger and Sale of Assets. We will agree in the indentures with respect to any series of debt securities that we will not consolidate with or merge into any other entity or transfer all or substantially all of our assets unless:

●	we are the surviving entity; or

●

the successor or surviving entity assumes all of our obligations under the securities of such series and the indentures pursuant to supplemental indentures in forms reasonably satisfactory to the trustee(s) under the relevant indentures and is organized or existing under the laws of the United States of America and any state thereof or the District of Columbia; and, in either case,

●	immediately after giving effect to such transaction, no event of default under the relevant indenture will have happened and be continuing.

Upon any such consolidation, merger or transfer of all or substantially all of our assets, the successor will be substituted for us under the indenture and we will be relieved of all obligations and covenants under the indenture with respect to such series of debt securities, except in the case of a lease of all or substantially all of our assets.

Satisfaction and Discharge. Upon our request, the relevant indenture will no longer be effective with respect to any series of debt securities for all but certain specified purposes if either:

●

all outstanding securities of that series have been delivered to the trustee for cancellation, we have paid all sums payable in respect of that series and we have delivered to the trustee a certificate and opinion of legal counsel that all conditions precedent to satisfaction and discharge have been fulfilled; or

●

the only securities that remain outstanding have, or within one year will, become due and payable or are to be called for redemption, we have deposited with the trustee funds that are sufficient to make all future payments, no default or event of default will have occurred and be continuing on the date of that deposit, we have paid all other sums payable in respect of that series, and we have delivered to the trustee a certificate and opinion of counsel that all conditions precedent to satisfaction and discharge have been fulfilled.

Legal Defeasance and Covenant Defeasance. Under each indenture, we may elect with respect to a series of debt securities, at our option and subject to the satisfaction of the conditions described below, either:

●

to be deemed to have paid and discharged the entire indebtedness represented by the outstanding securities of the applicable series and to have satisfied all of our other obligations under the securities of the applicable series and under the provisions of the relevant indenture, which we refer to as legal defeasance; or

●	to be released from some of our obligations under the relevant indenture, which we refer to as covenant defeasance.

We can exercise legal or covenant defeasance with respect to any series of debt securities if the following conditions are met:

●

we irrevocably deposit with the applicable indenture trustee (or another trustee meeting certain eligibility requirements and agreeing to be bound by the applicable provisions of the relevant indenture), in trust, for the benefit of the holders of the applicable series of debt securities:

●	cash in United States dollars;

●

non-callable and non-redeemable direct obligations of the United States of America or of an agency or instrumentality controlled or supervised by the United States of America, in each instance, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America; or

●

a combination of the foregoing that, in each case, is sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest and premium, if any, on the outstanding debt securities of the applicable series on their stated maturity or applicable redemption date, as the case may be, and any mandatory sinking fund payments applicable to that particular series of debt securities on the day on which the payments are due;

●

we deliver to the trustee an opinion of counsel confirming that the holders of the outstanding securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance;

●

no default or event of default shall have occurred and be continuing on the date of the deposit of the amounts to be held in trust for the benefit of the holders (other than a default or event of default resulting from the borrowing of funds to be applied to the deposit) or in the case of any insolvency-related defaults, at any time in the period ending on the 91st day after the date of the deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws that apply to the deposit by us); and

●

we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

After satisfying the conditions for legal defeasance, the debt securities of the applicable series will be deemed outstanding only for limited purposes as more fully set forth in the relevant indenture. After legal defeasance, the holders of outstanding debt securities of the applicable series will have to rely solely on the deposits we make to the trust for repayment of such debt securities.

After satisfying the conditions for covenant defeasance, the debt securities of the applicable series will be deemed not outstanding for the purposes of the covenants from which we have been released, but will continue to be deemed outstanding for all other purposes under the relevant indenture.

The prospectus supplement relating to a series of debt securities may describe additional provisions, if any, permitting legal defeasance or covenant defeasance, and any modifications to the provisions described above, with respect to the debt securities of a particular series.

Information Concerning the Trustee. The prospectus supplement relating to a series of debt securities will include information concerning the trustee under the applicable indenture and our relationship with the trustee at the time any debt securities are offered. We may also maintain bank accounts, borrow money and have other banking or investment banking relationships with the trustee, or its affiliates, in the ordinary course of business.

Global Securities. The registered debt securities may be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or in the name of a nominee for a depositary identified in the prospectus supplement relating to such debt securities. The specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to such debt securities. We anticipate that the description below will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security (“participants”) or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the principal amounts of the debt securities represented by the registered global security beneficially owned by such participants. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such registered global security or on the records of participants for interests of persons holding through participants.

So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes. Except as set forth below, owners of beneficial interests in a registered global security will not:

●	be entitled to have the debt securities represented by such registered global security registered in their names;

●	receive or be entitled to receive physical delivery of such debt securities in definitive forms; or

●	be considered the owners of record or holders of the debt securities.

Each person owning a beneficial interest in a registered global security will have to rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we were to request any action of holders, or if an owner of a beneficial interest in a registered global security desired to take any action that a holder is entitled to take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action.

Principal of, interest and premium, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered global security.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, interest or premium, if any, will immediately credit participants’ accounts with such payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.”

If the depositary notifies us that it is unwilling or unable to continue as depositary for the global security or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and such registration as a clearing agency is required by applicable law or regulation to serve as a depositary, and, in either situation, we do not appoint a successor depositary within 90 days, we will issue debt securities in certificated form in exchange for the global security. In addition, we may at any time in our sole discretion decide not to have any debt securities represented by a global security. In such event we will issue debt securities in certificated form in exchange for the global security. The debt securities in certificated form will be in the same minimal denominations and be of the same aggregate outstanding principal amount and tenor as the portion of each global security to be exchanged.

Any debt securities issued in certificated form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.

If provided in a prospectus supplement relating to a series of debt securities, the debt securities of that series also may be issued in the form of one or more global securities that will be deposited with a common depositary identified in the prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement relating to that series.

Form, Exchange, Transfer. Unless otherwise specified in a prospectus supplement relating to a series of debt securities, debt securities will be issued in global form with accompanying book-entry procedures as outlined above. They also may be issued in registered form without coupons.

A holder of debt securities of any series may exchange the debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. The securities are transferable at the corporate trust office or corporate trust agency office of the trustee or at any transfer agent designated by us for that purpose. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange and any expenses payable in connection with any registration of transfer or exchange of debt securities, other than exchanges not involving any transfer, such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed in part.

Particular Terms of the Senior Debt Securities

Ranking of Senior Debt Securities. Unless otherwise specified in a prospectus supplement relating to a series of senior debt securities, the senior debt securities will constitute part of our senior debt and rank equally with all our other senior debt that is unsecured (and will effectively rank junior to any secured debt). In addition to senior debt securities offered under this prospectus, senior debt includes obligations under any credit facilities with banks or other institutional lenders. The senior debt securities will be senior to our senior subordinated debt and subordinated debt. Our obligations under the senior debt securities will be structurally subordinated to certain obligations of our subsidiaries.

Events of Default. The following, among others, are events of default under a series of senior debt securities:

●	we fail to pay the principal, premium, if any, or any sinking fund payment on any securities of that series when due;

●	we fail to pay interest on any securities of that series when due and that failure continues for a period of 30 days;

●	upon exercise of a holder’s conversion right, we fail to deliver conversion consideration in accordance with the indenture;

●	we fail to comply with our obligations in the event of a consolidation, merger or sale of assets, as set forth in the indenture;

●

we fail to observe or perform any other covenant or agreement in the senior indenture for the benefit of that series (other than a covenant or agreement with respect to which a failure to observe or perform is dealt with otherwise in the senior indenture or is expressly included in the senior indenture solely for the benefit of a series of debt securities other than such series of debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities;

●	we fail to pay our indebtedness or to pay or discharge certain final judgments against us, as set forth in the indenture; and

●	certain events of bankruptcy or insolvency occur, whether voluntary or not.

The indenture and the prospectus supplement relating to a series of senior debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior debt securities will not necessarily constitute an event of default with respect to any other series of senior debt securities.

If a default or an event of default occurs and is continuing, the trustee will mail to the holders of senior debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has actual knowledge of the default or event of default. Except in the case of a default in the payment of principal or interest, the trustee under the senior indenture may withhold notice if, and so long as, a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of senior debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest or premium (or a lesser amount as may be provided for in the senior debt securities of the series), if any, of all the senior debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior debt securities of all series covered by such declaration may annul or rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The senior indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding senior debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

●	the direction cannot conflict with any law or regulation or the indenture;

●	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

●	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the senior debt securities not joining in the action.

A holder may pursue a remedy directly under the senior indenture or a particular series of senior debt securities but, before doing so, the following must occur:

●	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

●

the holders of at least 25% in principal amount of the then outstanding senior debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

●	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

●	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

●

during the 60-day period, the holders of a majority in principal amount of the then outstanding senior debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest or premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior debt securities to bring suit for the enforcement of any payments of principal, interest or premium, if any, on senior debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the senior debt securities then outstanding of all affected series, treating all such series as a single class, may, by notice to the trustee on behalf of all holders of the senior debt securities of all those series, waive any past defaults, except:

●	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, senior debt securities of the series;

●	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of senior debt securities affected;

●	one arising from a failure to pay or deliver to converting holders consideration due upon conversion; and

●	in respect of a covenant or provision that under the senior indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

We periodically will file statements with the trustees regarding our compliance with covenants in the senior indenture.

Modifications and Amendments. Except as provided below, or more fully specified in the senior indenture and described in the applicable prospectus supplement, the senior indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior indenture. Some amendments or waivers, however, require the consent of each holder of any senior debt security affected. Without the consent of each affected holder, an amendment or waiver regarding a series of senior debt securities may not:

●	change the maturity date, or the payment date of any installment interest on, any securities;

●	reduce the principal amount of, or interest on, any securities;

●	change the place, manner or currency of payment of principal of, or interest on, any securities;

●	impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any security;

●	change the ranking of the securities in a manner adverse to the holders of securities;

●	adversely affect the right of holders of securities to convert their securities in accordance with the indenture, or reduce the amount of consideration due upon conversion;

●	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a modification or amendment of the indenture or the securities;

●

reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a waiver of compliance with any provision in the indenture, or the securities or a waiver of any default or event of default; or

●	modify the applicable provisions of the indenture, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

We and the trustee under the senior indenture may amend or supplement the senior indenture or the senior debt securities issued thereunder without notice to or the consent of any holder to:

●	provide for the assumption by a successor company of the Company's obligations under the securities and the indenture;

●	add guarantees with respect to the securities;

●	secure the securities;

●	add to the covenants for the benefit of the holders or surrender any right or power conferred upon the Company;

●

make any change, including to cure any omission, ambiguity, manifest error or defect or to correct any inconsistency in the indenture that does not adversely affect the rights of any holder in any material respect;

●	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act or with the rules of any applicable securities depositary;

●

provide for the issuance of and establish the form and terms and conditions of the securities of any series, to establish the form of any certifications required to be furnished, or to add to the rights of the holders of any series of securities;

●	add additional events of default;

●	evidence the acceptance or appointment of a successor trustee or to add an additional trustee or agent in accordance with the indenture; or

●

conform the provisions of the indenture and the securities to the "Description of Notes" section as set forth in a preliminary prospectus supplement related to the offering and sale of the securities, as supplemented by the related pricing term sheet.

Particular Terms of the Senior Subordinated Debt Securities

Ranking of Senior Subordinated Debt Securities. As described below, the senior subordinated debt securities will rank senior to any subordinated debt securities and will be subordinated and junior in right of payment to any senior debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the applicable indenture and described in the prospectus supplement relating to a series of senior subordinated debt securities. Unless the prospectus supplement relating to a series of senior subordinated debt securities indicates otherwise, the following description will apply to our senior subordinated debt securities.

Subordination. Our obligations under the senior subordinated debt securities will be subordinated in right of payment to our obligations under our senior debt and will be structurally subordinated to certain obligations of our subsidiaries, including claims payable. In the indenture relating to the senior subordinated securities, we will agree not to create, incur or otherwise be liable for any other indebtedness that ranks junior to the senior debt in right of payment, but senior to the senior subordinated securities. For this purpose, “senior debt” generally includes any indebtedness that does not expressly provide that it is on a parity with or subordinated in right of payment to the senior subordinated debt securities. Specifically, senior debt includes obligations under any credit facility with banks or other institutional lenders and obligations under the senior debt securities described in this prospectus. Senior debt will not include:

●	any liability for federal, state, local or other taxes;

●	any indebtedness to any of our subsidiaries or other affiliates;

●	any trade payables;

●	any indebtedness that we may incur in violation of the senior subordinated indenture; or

●	obligations under any subordinated debt securities.

If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior debt before we pay the principal of, or make any other payment on, the senior subordinated debt securities. The provisions of the senior subordinated debt indenture providing these payment restrictions will not limit the right, if any, of a holder of senior subordinated debt securities to convert the debt securities into equity securities.

We may not make any payment on the senior subordinated debt securities if a default in the payment of the principal, interest or premium, if any, including a default under any repurchase or redemption obligation in respect of designated senior debt, occurs and continues beyond any applicable grace period. We may not make any payment on the senior subordinated debt securities if any other default occurs and continues with respect to designated senior debt that permits holders of the designated senior debt to accelerate its maturity and the trustee receives a notice of default from any person permitted to give notice. We may not resume payments on the senior subordinated debt securities until the defaults are cured or specified time periods pass, unless the senior debt is paid in full. The provisions of the senior subordinated debt indenture providing these payment restrictions will not limit the right, if any, of a holder of senior subordinated debt securities to convert the debt securities into equity securities.

The term “designated senior debt” means our obligations under our principal bank or other institutional credit facility, if any, and any other debt expressly designated as senior debt with respect to the applicable senior subordinated debt securities.

We expect that the terms of some of our senior debt will provide that an event of default under the senior subordinated debt securities or an acceleration of their maturity will constitute an event of default under the senior debt. In that case, if the maturity of the senior subordinated debt securities is accelerated because of an event of default, we may not make any payment on the senior subordinated debt securities until we have paid all senior debt or the acceleration has been rescinded. If the payment of the senior subordinated debt securities is accelerated because of an event of default, we must promptly notify the holders of senior debt of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the senior subordinated debt securities may receive less, ratably, than our other creditors.

The indenture for senior subordinated debt securities may not limit our ability to incur additional senior debt.

Events of Default. The following, among others, are events of default under a series of senior subordinated debt securities:

●	we fail to pay the principal, premium, if any, or any sinking fund payment on any securities of that series when due;

●	we fail to pay interest on any securities of that series when due and that failure continues for a period of 30 days;

●	upon exercise of a holder’s conversion right, we fail to deliver conversion consideration in accordance with the indenture;

●	we fail to comply with our obligations in the event of a consolidation, merger or sale of assets, as set forth in the indenture;

●

we fail to observe or perform any other covenant or agreement in the senior subordinated indenture for the benefit of that series (other than a covenant or agreement with respect to which a failure to observe or perform is dealt with otherwise in the senior subordinated indenture or is expressly included in the senior subordinated indenture solely for the benefit of a series of debt securities other than such series of debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior subordinated debt securities;

●	we fail to pay our indebtedness or to pay or discharge certain final judgments against us, as set forth in the indenture; and

●	certain events of bankruptcy or insolvency occur, whether voluntary or not.

The indenture and prospectus supplement relating to a series of senior subordinated debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior subordinated debt securities will not necessarily constitute an event of default with respect to any other series of senior subordinated debt securities.

If a default or an event of default occurs and is continuing, the trustee will mail to the holders of senior subordinated debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has actual knowledge of the default or event of default.

Except in the case of a default in the payment of principal or interest, the trustee under the senior subordinated indenture may withhold notice if, and so long as, a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of senior subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest and premium (or such lesser amount as may be provided for in the senior subordinated debt securities of the series), if any (subject to applicable subordination provisions in the senior subordinated indenture) of all the senior subordinated debt securities of those series, to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The senior subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

●	the direction cannot conflict with any law or regulation or the indenture;

●	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

●	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the senior subordinated debt securities not joining in the action.

A holder may pursue a remedy directly under the senior subordinated indenture or a particular series of senior subordinated debt securities but, before doing so, the following must occur:

●	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

●

the holders of at least 25% in principal amount of the then outstanding senior subordinated debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

●	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

●	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

●

during the 60-day period, the holders of a majority in principal amount of the then outstanding senior subordinated debt securities of all affected series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest or premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior subordinated debt securities to bring suit for the enforcement of any payments of principal, interest or premium, if any, on senior subordinated debt securities on or after the respective due dates, without regard to acceleration or default, may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the senior subordinated debt securities then outstanding of all affected series, treating all those series as a single class, may, by notice to the trustee on behalf of all holders of the senior subordinated debt securities of those series, waive any past defaults, except:

●	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, senior subordinated debt securities of the series;

●	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of senior subordinated debt securities affected;

●	one arising from a failure to pay or deliver to converting holders consideration due upon conversion; and

●	in respect of a covenant or provision that under the senior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

We periodically will file statements with the trustees regarding our compliance with covenants in the senior subordinated indenture.

Modifications and Amendments. Except as provided below, or more fully specified in the senior subordinated indenture and described in the applicable prospectus supplement, the senior subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior subordinated debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior subordinated indenture. Some amendments or waivers, however, require the consent of each holder of any senior subordinated debt security affected. Without the consent of each affected holder, an amendment or waiver regarding a series of senior subordinated debt securities may not:

●	change the maturity date, or the payment date of any installment interest on, any securities;

●	reduce the principal amount of, or interest on, any securities;

●	change the place, manner or currency of payment of principal of, or interest on, any securities;

●	impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any security;

●	change the ranking of the securities in a manner adverse to the holders of securities;

●	adversely affect the right of holders of securities to convert their securities in accordance with the indenture, or reduce the amount of consideration due upon conversion;

●	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a modification or amendment of the indenture or the securities;

●

reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a waiver of compliance with any provision in the indenture, or the securities or a waiver of any default or event of default; or

●	modify the applicable provisions of the indenture, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

We and the trustee under the senior subordinated indenture may amend or supplement the senior subordinated indenture or the senior subordinated debt securities of any series issued thereunder without the consent of any holder to:

●	provide for the assumption by a successor company of the Company’s obligations under the securities and the indenture;

●	add guarantees with respect to the securities;

●	secure the securities;

●	add to the covenants for the benefit of the holders or surrender any right or power conferred upon the Company;

●

make any change, including to cure any omission, ambiguity, manifest error or defect or to correct any inconsistency in the indenture that does not adversely affect the rights of any holder in any material respect;

●	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act or with the rules of any applicable securities depositary;

●

provide for the issuance of and establish the form and terms and conditions of the securities of any series, to establish the form of any certifications required to be furnished, or to add to the rights of the holders of any series of securities;

●	add additional events of default;

●	evidence the acceptance or appointment of a successor trustee or to add an additional trustee or agent in accordance with the indenture; or

●

conform the provisions of the indenture and the securities to the “Description of Notes” section as set forth in a preliminary prospectus supplement related to the offering and sale of the securities, as supplemented by the related pricing term sheet.

Particular Terms of the Subordinated Debt Securities

Ranking of Subordinated Debt Securities. The subordinated debt securities will be subordinated and junior in right of payment to any senior debt securities and senior subordinated debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the applicable indenture described in the prospectus supplement relating to a series of subordinated debt securities.

Subordination. Unless the prospectus supplement relating to a series of subordinated debt securities indicates otherwise, the subordination provisions of the subordinated debt securities will be the same as those of the senior subordinated debt securities just described, except that:

●	“Senior debt” will include our obligations under the senior subordinated debt securities, as well as under the other debt specified above, including the “designated senior debt;” and

●

different series of subordinated debt securities may rank senior to other series. In that case, our obligations under the higher-ranking series will be “senior debt” in relation to the lower-ranking series, as set forth in the prospectus supplement.

The subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional indebtedness constituting senior debt.

Events of Default. The following, among others, are events of default under a series of subordinated debt securities:

●	we fail to pay the principal, premium, if any, or any sinking fund payment on any securities of that series when due;

●	we fail to pay interest on any securities of that series when due and that failure continues for a period of 30 days;

●	upon exercise of a holder’s conversion right, we fail to deliver conversion consideration in accordance with the indenture;

●	we fail to comply with our obligations in the event of a consolidation, merger or sale of assets, as set forth in the indenture;

●

we fail to observe or perform any other covenant or agreement in the subordinated indenture for the benefit of that series (other than a covenant or agreement with respect to which a failure to observe or perform is dealt with otherwise in the subordinated indenture or is expressly included in the subordinated indenture solely for the benefit of a series of debt securities other than such series of debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities;

●	we fail to pay our indebtedness or to pay or discharge certain final judgments against us, as set forth in the indenture; and

●	certain events of bankruptcy or insolvency occur, whether voluntary or not.

The indenture and prospectus supplement relating to a series of subordinated debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of subordinated debt securities will not necessarily constitute an event of default with respect to any other series of subordinated debt securities.

If a default or an event of default occurs and is continuing, the trustee will mail to the holders of subordinated debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has actual knowledge of the default or event of default. Except in the case of a default in the payment of principal or interest, the trustee under the subordinated indenture may withhold notice if, and so long as, a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest and premium (or a lesser amount as may be provided for in the subordinated debt securities of the series), if any, (subject to applicable subordination provisions in the relevant indenture) of all the subordinated debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding subordinated debt securities of all series with respect to which an event of default occurs and is continuing and that rank equal with each other, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it with respect to those series, except that:

●	the direction cannot conflict with any law or regulation or the subordinated indenture;

●	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

●	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the subordinated debt securities not joining in the action.

A holder may pursue a remedy directly under the subordinated indenture or a particular series of subordinated debt securities but, before doing so, the following must occur:

●	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

●

the holders of at least 25% in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

●	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

●	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

●

during the 60-day period, the holders of a majority in principal amount of the then outstanding subordinated debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest and premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of subordinated debt securities to bring suit for the enforcement of any payments of principal, interest and premium, if any, on subordinated debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other treating all such series as a single class, may, by notice to the trustee on behalf of all holders of the subordinated debt securities of such series, waive any past defaults, except:

●	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, subordinated debt securities of the series;

●	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of subordinated debt securities affected;

●	one arising from a failure to pay or deliver to converting holders consideration due upon conversion; and

●	in respect of a covenant or provision that under the subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

We periodically will file statements with the trustee regarding our compliance with covenants in the subordinated indenture.

Modifications and Amendments. Except as provided below, or more fully specified in the subordinated indenture and described in the applicable prospectus supplement, the subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all affected series of subordinated debt securities that rank equal with each other, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding subordinated debt securities of all series affected by the waiver that rank equal with each other, treating such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the subordinated indenture. Some amendments or waivers, however, require the consent of each holder of any subordinated debt security affected. Without the consent of each affected holder, an amendment or waiver regarding a series of subordinated debt securities may not:

●	change the maturity date, or the payment date of any installment interest on, any securities;

●	reduce the principal amount of, or interest on, any securities;

●	change the place, manner or currency of payment of principal of, or interest on, any securities;

●	impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any security;

●	change the ranking of the securities in a manner adverse to the holders of securities;

●	adversely affect the right of holders of securities to convert their securities in accordance with the indenture, or reduce the amount of consideration due upon conversion;

●	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a modification or amendment of the indenture or the securities;

●

reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a waiver of compliance with any provision in the indenture, or the securities or a waiver of any default or event of default; or

●	modify the applicable provisions of the indenture, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

We and the trustee under the subordinated indenture may amend or supplement the subordinated indenture or the subordinated debt securities issued thereunder without the consent of any holder to:

●	provide for the assumption by a successor company of the Company’s obligations under the securities and the indenture;

●	add guarantees with respect to the securities;

●	secure the securities;

●	add to the covenants for the benefit of the holders or surrender any right or power conferred upon the Company;

●

make any change, including to cure any omission, ambiguity, manifest error or defect or to correct any inconsistency in the indenture that does not adversely affect the rights of any holder in any material respect;

●	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act or with the rules of any applicable securities depositary;

●

provide for the issuance of and establish the form and terms and conditions of the securities of any series, to establish the form of any certifications required to be furnished, or to add to the rights of the holders of any series of securities;

●	add additional events of default;

●	evidence the acceptance or appointment of a successor trustee or to add an additional trustee or agent in accordance with the indenture; or

●

conform the provisions of the indenture and the securities to the “Description of Notes” section as set forth in a preliminary prospectus supplement related to the offering and sale of the securities, as supplemented by the related pricing term sheet.

DESCRIPTION OF WARRANTS TO PURCHASE SHARES OF COMMON STOCK, PREFERRED

STOCK OR OTHER SECURITIES

The following is a description of the warrants that we may issue from time to time. The particular terms relating to the warrants, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the warrants.

We may issue warrants to purchase shares of our common stock or our preferred stock, senior debt securities, senior subordinated debt securities, subordinated debt securities or any combination thereof. The warrants may be issued independently or together with any other securities and may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants of any series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of any warrants and the related offering in respect of which this prospectus is being delivered, including the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation and terms of the underlying securities purchasable upon exercise of the warrants and the number of such underlying securities initially issuable upon exercise of the warrants;

●	the price or prices at which the warrants may be exercised to purchase the securities underlying them;

●	the date on which the right to exercise the warrants will commence and the date on which the right shall expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the other securities with which the warrants are issued and the number of such warrants issued with each such underlying warrant;

●	if applicable, the date on and after which the warrants and other securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of certain material United States federal income tax considerations;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

In the case of warrants to purchase shares of our capital stock, certain provisions may allow or require the exercise price payable and/or the number of shares of stock purchasable upon warrant exercise to be adjusted upon the occurrence of events described in the applicable prospectus supplement, including the issuance of a stock dividend or a combination, subdivision or reclassification of stock; the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase our capital stock for an aggregate consideration per share less than the current market price per share of such stock; and any other events described in the prospectus supplement.

DESCRIPTION OF RIGHTS TO PURCHASE SHARES OF COMMON STOCK, PREFERRED

STOCK OR OTHER SECURITIES

The following is a general description of the rights we may issue to our stockholders or, under certain circumstances, third parties, from time to time. The particular terms of the rights, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the rights.

General

We may issue rights to purchase shares of our common stock or our preferred stock, senior debt securities, senior subordinated debt securities, subordinated debt securities, or any combination thereof. The rights may be issued independently or together with any other securities and may be attached to or separate from the other securities. Each series of rights will be issued under a separate rights agreement to be entered into between a rights agent and us. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of rights.

The applicable prospectus supplement will describe the terms of any rights and the related offering in respect of which this prospectus is being delivered, including the following:

●	the title of the rights;

●	the aggregate number of rights issued;

●	the date of determining the stockholders entitled to the rights distribution;

●	the rights agent;

●	the designation and terms of the underlying securities purchasable upon exercise of the rights and the number of such underlying securities initially issuable upon exercise of the rights;

●	if applicable, the designation and terms of the other securities with which the rights are issued and the number of such rights issued with each such underlying right;

●	the price or prices at which the rights may be exercised to purchase the securities underlying them;

●	the date, if any, on and after which the rights will be separately transferable;

●	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

●	if applicable, the minimum or maximum number of rights that may be exercised at any one time;

●	the procedure and conditions related to the exercise of the rights;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights of the rights, if any;

●	if applicable, a discussion of certain material United States federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. Rights will be issued in registered form only.

In the case of rights to purchase shares of our capital stock, certain provisions may allow or require the exercise price payable and/or the number of shares of stock purchasable upon exercise of the rights to be adjusted upon the occurrence of events described in the applicable prospectus supplement, including the issuance of a stock dividend or a combination, subdivision or reclassification of stock; the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase our capital stock for an aggregate consideration per share less than the current market price per share of such stock; and any other events described in the prospectus supplement.

Exercise of Rights

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, being purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to stockholders or to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, debt securities, warrants, rights or any combination of those securities. The applicable prospectus supplement will describe the terms of any units and the related offering in respect of which this prospectus is being delivered, including the following:

●

the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately or exchanged for or converted into any other securities;

●	the terms of any unit agreement governing the units;

●	if applicable, a discussion of certain United States federal income tax considerations; and

●	the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following ways:

●	directly to investors, including through a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through brokers or dealers;

●	to the public through underwriting syndicates led by one or more managing underwriters;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	to one or more underwriters acting alone for resale to investors or to the public; and

●	through a combination of any such methods of sale.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

Any of the prices may represent a discount from the then-prevailing market prices.

In connection with the sale of any of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

●	identify any such underwriter, dealer or agent;

●	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

●	describe any discounts, concessions or commissions allowed by underwriters to participating dealers;

●	identify the amounts underwritten; and

●	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The NASDAQ Capital Market. We expect that any common stock sold pursuant to a prospectus supplement will be listed on The NASDAQ Capital Market, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions, third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act of 1933, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

The validity of the securities described in this prospectus will be passed upon for us by Cozen O’Connor. The validity of any securities offered in the prospectus supplement relating to such securities will be passed upon for any underwriters or agents by counsel to be named in the prospectus supplement relating to such securities.

EXPERTS

The consolidated financial statements of Ocean Power Technologies, Inc. and subsidiaries as of April 30, 2015 and 2014, and for each of the years in the two-year period ended April 30, 2015, have been incorporated by reference herein to the Annual Reports on Form 10-K for the years ended April 30, 2015 and 2014, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, which are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Ocean Power Technologies, Inc.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our Company and the securities registered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents contain specific information regarding us. These documents, including exhibits and schedules thereto, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Section may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov. Our common stock is listed on the NASDAQ Market under the ticker symbol “OPTT.” Our SEC filings are also available (free of charge) from our web site at www.oceanpowertechnologies.com. Information contained on our website or any other website is not incorporated into this prospectus and does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. These documents contain important information about us and our financial condition. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and may supersede this information. We incorporate by reference the documents listed below, except information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein:

●	our Annual Report on Form 10-K for the year ended April 30, 2015, filed on July 6, 2015;

●	our Quarterly Reports on Form 10-Q for the quarters ended July 31, 2015, October 31, 2015, and January 31, 2016, filed on September 8, 2015, December 14, 2015, and March 11, 2016, respectively;

●	our Current Reports on Form 8-K filed on July 28, 2015, September 8, 2015, October 20, 2015, October 28, 2015, December 14, 2015, December 24, 2015, March 9, 2016, March 10, 2016, and March 11, 2016;

●

the description of our common stock set forth in our registration statement on Form 8-A filed on April 18, 2007 and in any and all subsequent amendments and reports filed for the purpose of updating that description; and

●

all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or (i) after the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (ii) after the date of this prospectus and prior to the closing or termination of the offering made hereby. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein may be modified or superseded in the future. Any such statement so modified shall not be deemed to constitute a part of this registration statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this registration statement.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:

Ocean Power Technologies, Inc.

1590 Reed Road

Pennington, New Jersey 08534

Attention: Chief Financial Officer

(609) 730-0400

DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The information in this prospectus is not complete and may be changed.  We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 18, 2016

PROSPECTUS SUPPLEMENT

$1,444,938

Common Stock

We have entered into an At the Market Offering Agreement dated October 19, 2015, or Sales Agreement, as amended, with H.C. Wainwright & Co., LLC, or Wainwright, relating to shares of our common stock that may be offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell up to $2,906,836 of our common stock from time to time through Wainwright, as sales manager.

Our common stock is listed on The NASDAQ Capital Market under the symbol “OPTT.” On March 17, 2016, the last reported sale price for our common stock on The NASDAQ Capital Market was $2.47 per share. As of March 17, 2016, the aggregate market value of our common stock held by non-affiliates was $5,110,946, based on an aggregate of 1,950,137 shares outstanding, of which 1,892,943 were held by non-affiliates, and the closing price of the common stock on The NASDAQ Capital Market of $2.70 per share on March 10, 2016. During the 12 calendar months preceding the date of this prospectus supplement, we have offered and sold $258,710 in value of securities pursuant to General Instruction I.B.6 of Form S-3.

Under the terms of our Sales Agreement with Wainwright, we may offer and sell up to $2,906,836 of our common stock in an at the market offering. However, pursuant to General Instruction I.B.6 of Form S-3, we are currently able to offer and sell only $1,703,648 of our common stock under Form S-3, and, as of the date of this prospectus supplement, we have already offered and sold $258,710 in value of our common stock under the Sales Agreement. Thus, under this prospectus supplement, we are offering for sale up to $1,444,938 in value of our common stock pursuant to the Sales Agreement.

Wainwright is not required to sell any specific number or dollar amount of shares of our common stock but will use its reasonable best efforts, as our agent and subject to the terms of the Sales Agreement, to sell the shares offered by this prospectus supplement and the accompanying base prospectus. Sales of the shares, if any, may be made by any means permitted by law and deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The NASDAQ Capital Market at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and such other sales as may be agreed upon by Wainwright and us.

Wainwright will receive from us a commission of 1.5% based on the gross sales price per share for any shares sold through it as agent under the Sales Agreement. We also have agreed to reimburse certain expenses of Wainwright in connection with the Sales Agreement. The net proceeds to us that we receive from sales of our common stock will vary depending on the number of shares actually sold and the offering price for such shares. The actual gross proceeds to us will vary, but will not exceed $2,906,836 in the aggregate. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement. In connection with the sale of shares of our common stock on our behalf, Wainwright is an “underwriter” within the meaning of the Securities Act, and the compensation of Wainwright is an underwriting commission or discount.

On October 27, 2015, we filed a Certificate of Amendment to our Certificate of Incorporation to effect a one-for-10 reverse stock split of our common stock and to decrease our authorized shares of common stock to 50 million shares. All share and per share data included in this Prospectus Supplement has been retroactively restated to reflect the reverse stock split.

This prospectus supplement should be read in conjunction with and may not be delivered or utilized without the base prospectus dated March 18, 2016.

_________________

 Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement for more information.

_________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Rodman & Renshaw
a unit of H.C. Wainwright & Co.

The date of this prospectus supplement is                ,    .

TABLE OF CONTENTS

Page

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1

WHERE YOU CAN FIND MORE INFORMATION	S-2

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION	S-2

PROSPECTUS SUPPLEMENT SUMMARY	S-4

RISK FACTORS	S-6

USE OF PROCEEDS	S-10

DILUTION	S-10

DESCRIPTION OF SECURITIES WE ARE OFFERING	S-11

PLAN OF DISTRIBUTION	S-14

LEGAL MATTERS	S-16

EXPERTS	S-16

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	S-17

DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY	S-17

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration statement. This document contains two parts. The first part is the prospectus supplement, which describes the specific details regarding this offering, including the price, amount of common stock being offered, the risks of investing in the common stock and other items. The second part is the accompanying base prospectus, which provides more general information about the securities Ocean Power Technologies, Inc. may offer from time to time under the registration statement, some of which may not apply to the common stock covered by this prospectus supplement. If there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus, on the other hand, the information in this prospectus supplement will control. You should read both this prospectus supplement and the accompanying base prospectus together with the additional information described in “Where You Can Find More Information” and the documents listed in “Incorporation of Certain Information by Reference” before you decide whether to invest in the common stock.

Unless the context otherwise requires, we use the terms “Company,” “we,” “us,” and “our” to refer to Ocean Power Technologies, Inc. or to Ocean Power Technologies, Inc. and its subsidiaries.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying base prospectus without charge by following the instructions under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither Ocean Power Technologies, Inc. nor Wainwright is making an offer to sell these securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying base prospectus (SEC Registration No. 333-209517) summarize certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus supplement and the accompanying base prospectus. That registration statement, including the exhibits filed with the registration statement and the information incorporated by reference in the registration statement, can be read at the SEC’s website, www.sec.gov, or at the SEC office mentioned under the section of this prospectus supplement entitled “Where You Can Find More Information” below. In making an investment decision, you must rely on your own examination of our Company and the terms of this offering and the securities, including the merits and risks involved.

We are not making any representation to any purchaser of the securities regarding the legality of an investment in the securities by such purchaser. You should not consider any information in this prospectus supplement or the accompanying base prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the securities. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

WHERE YOU CAN FIND MORE INFORMATION

Ocean Power Technologies, Inc.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement and the accompanying base prospectus are a part. This prospectus supplement and the accompanying base prospectus do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our Company and the securities registered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement and the accompanying base prospectus as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying base prospectus supplement are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents contain specific information regarding us. These documents, including exhibits and schedules thereto, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Section may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov. Our common stock is listed on The NASDAQ Capital Market under the ticker symbol “OPTT.” Our SEC filings are also available (free of charge) from our web site at www.oceanpowertechnologies.com. Information contained on our website or any other website is not incorporated into this prospectus supplement or the accompanying base prospectus and does not constitute a part of this prospectus supplement or the accompanying base prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

In addition to historical information, this prospectus supplement and the accompanying base prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying base prospectus, contain statements relating to future events or our future financial position, business strategy, pending, threatened and current litigation, liquidity, budgets, projected costs, plans and objectives of management for future operations. These statements are forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Generally, words such as “may,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “project,” “continue,” “goal” and “believe,” or other variations on these and other similar expressions identify forward-looking statements. Forward-looking statements are only predictions and, as such, are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon our assumptions as to future events or our future financial performance that may not prove to be accurate. These statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this report may not occur as contemplated, and actual results could differ materially from those anticipated or implied by the forward-looking statements. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following:

•	our estimates regarding expenses, future revenues and capital requirements;
•	the adequacy of our cash balances and our need for additional financings;
•	our ability to develop and manufacture a commercially viable PowerBuoy product;
•	that we will be successful in our efforts to commercialize our PowerBuoy or the timetable upon which commercialization can be achieved, if at all;
•	our ability to identify and penetrate markets for our PowerBuoys and our wave energy technology;
•	our ability to implement our commercialization strategy as planned, or at all;
•	our ability to maintain the listing of our common stock on The NASDAQ Capital Market;
•	the reliability of our technology and our PowerBuoys;
•	our ability to improve the power output, survivability and reliability of our PowerBuoys;

•	the impact of pending and threatened litigation on our business, financial condition and liquidity;
•	changes in current legislation, regulations and economic conditions that affect the demand for renewable energy;
•	our ability to compete effectively in the renewable energy market;
•	our limited operating history and history of operating losses;
•	our sales and marketing capabilities and strategy in the United States and internationally; and
•	our ability to protect our intellectual property portfolio.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the risks described in this prospectus supplement and the accompanying base prospectus and those incorporated by reference into this prospectus supplement and the accompanying base prospectus, including those risks contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which we filed this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us, our common stock and this offering. It highlights selected information contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus. Because this is a summary, it does not contain all of the information that you should consider before investing in the common stock. Before making an investment decision, you should read carefully this entire prospectus supplement, including the section entitled “Risk Factors,” the accompanying base prospectus, our financial statements and the accompanying notes to the financial statements and the other documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Ocean Power Technologies, Inc.

We are developing and seeking to commercialize proprietary systems that generate electricity by harnessing the renewable energy of ocean waves. Our PowerBuoy® systems use proprietary technologies to convert the mechanical energy created by the rising and falling of ocean waves into electricity. We currently continue to develop our PowerBuoy line, which consists of our autonomous PowerBuoy system. Since fiscal 2002, the U.S. Navy and other government agencies have accounted for a significant portion of our revenues. These revenues were largely for the support of our product development efforts. Our goal, over time, is that an increased portion of our revenues be from the sale of products and services, as compared to revenue to support our product development efforts. As we continue to advance our proprietary technologies and develop our products, we expect to have a net use of cash from operating activities unless and until we achieve positive cash flow from the planned commercialization of our products and services.

Our principal executive offices are located at 1590 Reed Road, Pennington, New Jersey 08534, and our telephone number is (609) 730-0400. We maintain a website at www.oceanpowertechnologies.com where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement or the accompanying base prospectus. The Company was incorporated in New Jersey in 1984 and reincorporated in Delaware in 2007.

Summary of the Offering

Summary details of the offering of our common stock under this prospectus supplement and the accompanying base prospectus are set forth below.

Issuer	Ocean Power Technologies, Inc.

Common stock offered by us pursuant to this prospectus supplement	Up to $1,444,938 of common stock

Common stock to be Outstanding Immediately After this Offering

Assuming we offer up to 584,995 shares pursuant to this prospectus supplement, at an assumed sales price of $2.47 per share, which was the closing price of our common stock on The NASDAQ Capital Market on March 17, 2016, we would have 2,535,132 shares of our common stock outstanding after this offering.  The actual number of shares issued will vary depending on the number of shares sold and the sales prices under this offering.

Manner of Offering

Sales of shares of our common stock, if any, will be made pursuant to the terms of the Sales Agreement entered into between us and H.C. Wainwright & Co., LLC , or Wainwright, dated October 19, 2015, as amended. Sales may be made by any method permitted by law that is deemed to be a best efforts, “at-the-market” offering, as defined in Rule 415 under the Securities Act, including sales made directly on The NASDAQ Capital Market, the existing trading market for our common stock, or any other existing trading market for our common stock, at market prices prevailing at the time of sale or at prices related to such prevailing market prices. Our agent, Wainwright, will make these sales using reasonable best efforts consistent with its normal trading and sales practices and subject to applicable law, on terms mutually agreeable to us and Wainwright. The net proceeds to us from the sales of our common stock will depend on the number of shares actually sold and the offering price for such shares. The actual proceeds to us will vary, and may vary substantially, from the proceeds shown in this prospectus supplement. See “Plan of Distribution” on page S-14 of this prospectus supplement.

Use of Proceeds

We intend to use the net proceeds of this offering primarily for working capital and general corporate purposes, which may include additional development, testing and demonstrations of our PowerBuoy system. Accordingly, we will retain broad discretion over how the net proceeds are used.  See “Use of Proceeds” on page S-10 of this prospectus supplement.

The Nasdaq Capital Market Symbol for the common stock	OPTT

Risk Factors	This investment involves a high degree of risk. See “Risk Factors” on page S-6 of this prospectus supplement.

Except as otherwise indicated, the information contained in this prospectus supplement assumes the sale of all of the shares offered hereby.

The number of shares of common stock to be outstanding after this offering is based on 1,950,137 shares outstanding as of the date of this prospectus supplement and excludes options outstanding as of that date representing the right to purchase a total of 101,151 shares of common stock at a weighted average exercise price of approximately $40.69 per share.  See “Risk Factors” on page S-6 of this prospectus supplement and “Risk Factors – Risks Related to our Common Stock” in our most recent Annual Report on Form 10-K, as supplemented by subsequent Quarterly Reports on Form 10-Q.

RISK FACTORS

Investing in our common stock involves substantial risk. You should carefully consider the risk factors disclosed below as well as those contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Report on Form 10-Q, which are incorporated by reference herein, as updated by our subsequent filings under the Exchange Act and the other information contained in this prospectus supplement and the accompanying base prospectus, before acquiring any of our common stock. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.

This prospectus supplement and the accompanying base prospectus also contain or incorporate by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus supplement and accompanying base prospectus. See “Cautionary Statement Regarding Forward-Looking Information.”

Risks Related to this Offering

Future sales of our common stock or securities convertible or exchangeable for our common stock may depress our stock price.

In this offering, we are seeking to sell up to an additional $1,444,938 in value of shares of our common stock pursuant to this prospectus supplement, which based on the closing price per share of $2.47 of our common stock as of March 17, 2016, would result in the issuance of up to an additional 584,995 shares of our common stock. As of the date of this prospectus supplement, 1,950,137 shares of our common stock were outstanding, excluding options outstanding as of that date representing the right to purchase a total of 101,151 shares of common stock at a weighted average exercise price of approximately $40.69 per share. Under the terms of our Sales Agreement with Wainwright, we may offer and sell up to $2,906,836 of our common stock, of which we have already offered and sold $258,710 as of the date of this prospectus supplement. In the future, if permitted pursuant to General Instruction I.B.6 of Form S-3, we may offer and sell additional shares of our common stock up to the $2,906,836 in value that we are permitted to offer under the Sales Agreement. The sale of a substantial number of shares of our common stock in this offering or otherwise, or the perception that such sales may occur, could cause the trading price of our common stock to decline and it could decline materially and adversely.

Our stockholders may experience substantial dilution in the value of their investment or their ownership interest as a result of this offering or if we issue additional shares of our capital stock in the future.

Our certificate of incorporation currently authorizes us to issue up to 50,000,000 shares of our common stock and to issue and designate the rights of, without stockholder approval, up to 5,000,000 shares of preferred stock. Assuming an offering price of $2.47 per share, the last reported sale price of our common stock on The NASDAQ Capital Market on March 17, 2016, we are offering up to 584,995 shares of our common stock in this offering pursuant to this prospectus supplement. In the future, in order to raise additional capital, we may offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share paid by other investors, and dilution to our stockholders in the value of their investment and their ownership and voting interest in the Company could result.  We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by existing investors, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.  The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by other investors.

We may not be able to raise sufficient capital to continue to operate our business.

We have incurred negative operating cash flows since our inception. We will require additional equity and/or debt financing to continue our operations as a going concern. If we are unable to raise additional funds when needed, our ability to operate and grow our business could be impaired. We do not know whether we will be able to secure additional funding or funding on terms favorable to us. Our ability to obtain additional funding will be subject to a number of factors, including market conditions, our operating performance, pending litigation and investor sentiment. These factors may make additional funding unavailable, or the timing, amount, terms and conditions of additional funding unattractive. If we issue additional equity securities, our existing stockholders would experience dilution or may be subordinated to any rights, preferences or privileges granted to the new equity holders.

We have filed a shelf registration statement on Form S-3 with the SEC registering the sale of up to $15,000,000 of debt, equity and other securities (the “Shelf Registration Statement”), and the shares of common stock offered under this prospectus supplement constitute part of the securities that we may offer for sale under the Shelf Registration Statement. Pursuant to the Sales Agreement with Wainwright, we have established an at the market offering facility (the “ATM Facility”) under which we may offer and sell from time to time up to $2,906,836 in value of shares of our common stock through Wainwright, acting as sales agent, in ordinary brokerage transactions at prevailing market prices. However, pursuant to General Instruction I.B.6 of Form S-3, we are currently able to offer and sell only $1,703,648 of our common stock under Form S-3, and, as of the date of this prospectus supplement, we have already offered and sold $258,710 in value of our common stock under the Sales Agreement. Thus, under this prospectus supplement, we are offering for sale up to $1,444,938 of our common stock. In the future, if permitted pursuant to General Instruction I.B.6 of Form S-3, we may offer additional shares of common stock under the Sales Agreement in the ATM Facility up to the aggregate limit of $2,906,836. There can be no assurance that we will be able to sell shares of common stock in the ATM Facility at the time or in sufficient quantities to permit us to continue our operations and, even if we are able to sell shares of common stock in the ATM Facility, there can be no assurance that the funds generated will be sufficient to permit us to continue operations. We do not have any other committed sources of financing or funding and we cannot assure you that we will be able to raise additional funds when needed or at all or, if any funding is available, the terms upon which such funding is made available.

Sales under the Shelf Registration Statement or other sales of equity or convertible securities would be dilutive to our stockholders. If we were to raise additional funds through the issuance of preferred stock or debt securities, and we cannot assure you that we would be able to issue such securities or the terms upon which those securities would be issued, those securities could have rights senior to those associated with our common stock and could contain covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us or that are favorable to our stockholders. If we are unable to obtain required financing, we may not be able to continue to operate as a going concern.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver sales notices to Wainwright at any time throughout the term of the Sales Agreement. The number of shares that are sold by Wainwright after delivering a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will ultimately be issued.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our common stock as to distributions and in liquidation, which could negatively affect the value of our common stock.

In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by some or all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, guarantees, preferred stock, hybrid securities, or securities convertible into or exchangeable for equity securities, any of which may rank senior to our common stock.  In the event of our liquidation, our lenders and holders of our debt and preferred securities would receive distributions of our available assets before distributions to the holders of our common stock.  Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings.  Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

Our management has significant flexibility in using the net proceeds of this offering.

We intend as of the date hereof to use the net proceeds from the sale of the common stock that is offered from time to time by this prospectus supplement for any combination of working capital and general corporate purposes, which may include additional development, testing and demonstrations of our PowerBuoy system, but we have not determined any specific allocation of the use of the net proceeds of this offering. Our management will have broad discretion in the application of the use of our available cash, including the net proceeds of this offering. Management may spend the net proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock. The actual amounts and timing of expenditures will vary significantly depending on a number of factors, including the amount and timing of cash used in our operations.  In addition, until we use the net proceeds as set forth above, we may invest such proceeds in investments or deposit them in checking accounts at financial institutions. Any such investments or deposits may not produce income and could lose value. If management does not use these funds effectively, this would have an adverse effect on our business and the value of our common stock, and could make it more difficult and costly to raise funds in the future.

The market price of our common stock may be volatile and could decline substantially.

The market price of our common stock has been subject to wide fluctuations. From January 1, 2014, to March 17, 2016, the closing price of our common stock ranged from a low of $1.32 on January 19, 2016 to a high of $54.50 on March 11, 2014. The market price of our common stock in the future is likely to continue to be subject to wide fluctuations in response to various factors, including, but not limited to, the following:

●	variations in our operating results, liquidity and financial condition;
●	our success in commercializing our PowerBuoys;
●	the results of the pending and threatened class action securities litigation;
●	general conditions in the energy market; and
●	worldwide economic and financial conditions.

In addition, the public stock markets have experienced price and volume fluctuations that have particularly affected the market price for many technology companies and that have often been unrelated to the operating performance of these companies. The broad market fluctuations and other factors may continue to adversely affect the market price of our common stock.

We have a pending SEC investigation that has caused us to incur significant costs and expenses and has diverted our management time, and could have a material adverse effect on our business, financial condition, results of operations, cash flow and our ability to raise capital in the future.

As disclosed in our periodic reports filed with the SEC, the Company has received a subpoena from the SEC arising out of public disclosures related to a now-terminated agreement between Victorian Wave Partners Pty. Ltd. (VWP), a second tier Australian subsidiary of the Company, and the Australian Renewable Energy Agency (ARENA), for the development of a wave power station.  The Company has provided information to the SEC in response to that subpoena, and the Company continues to cooperate with the SEC in this investigation. We have incurred and expect to continue to incur significant professional fees and other costs related to the SEC investigation. We are unable to predict what action, if any, might be taken by the SEC or its staff as a result of this investigation or what impact, if any, the cost of responding to the SEC’s investigation or its ultimate outcome might have on our financial position, results of operations or liquidity. We have not established any provision for losses relating to this matter. If the SEC were to conclude that enforcement action is appropriate, we could be required to pay civil penalties and fines, and the SEC could impose other sanctions against us or against our current and former officers and directors. In addition, our Board of Directors, management and employees may expend a substantial amount of time on the SEC investigation, diverting resources and attention that would otherwise be directed toward our operations and implementation of our business strategy, all of which could materially adversely affect our business, financial condition, results of operations or cash flows.

We are the subject of pending and threatened securities and other litigation, which is costly and time-consuming to defend, and if decided against us, could require us to pay substantial judgments or settlements. We may be the subject of future securities or other litigation, which could adversely affect our company, our business and our liquidity.

We are the subject of certain pending and threatened litigation certain of which arises, in part, out of a securities offering that we conducted in April 2014 and other activities of the Company. This litigation is costly and time-consuming to defend and may distract our management from the daily operations of our business. We have received other requests for documents from other potential plaintiffs arising out of this securities offering, and we may be the subject of additional future securities litigation, which could adversely affect our company, our business and our liquidity. Although we maintain directors’ and officers’ insurance coverage, we cannot assure you that this insurance coverage will be sufficient to cover the substantial fees of lawyers and other professional advisors relating to this pending or any future litigation, our obligations to indemnify our officers and directors who may become parties to such pending and any future actions, or the amount of any judgments or settlements that we may be obligated to pay in connection with these lawsuits. In addition, these actions have caused our insurance premiums to increase, and we may be subject to additional increases in the future. Further, given the volatility of the market price of our common stock, we may be subject to future class action securities and other litigation.  Accordingly, we have incurred and may continue to incur substantial legal expenses, judgments and/or settlements relating to pending, threatened and future litigation and our management time and attention may be diverted from the operation of our business, which could materially and adversely affect our business.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the common stock offered pursuant to this prospectus supplement and accompanying base prospectus will be approximately $1,444,938, after deducting sales agent fees and the estimated offering expenses payable by us and assuming that we sell all of the common stock offered hereunder.

We intend to use the net proceeds of any sale of securities under this prospectus supplement for working capital and general corporate purposes, which may include additional development, testing and demonstrations of our PowerBuoy system. The amounts and timing of these expenditures will depend on a number of factors, such as the timing, scope, progress and results of our research and development efforts, the timing and progress of any partnering efforts, and the regulatory and competitive environment. As of the date of this prospectus supplement, we have not determined the amount of net proceeds to be used specifically for any particular purpose or the timing of any expenditures. Accordingly, our management will retain broad discretion and flexibility in applying the net proceeds from the sale of the securities. Pending any use of the net proceeds, we intend to invest the net proceeds in repurchase contracts or deposit them in checking accounts at financial institutions.

DILUTION

If you invest in this offering, your ownership interest may be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. Our net tangible book value as of January 31, 2016, was approximately $6,764,714, or approximately $3.52 per share of common stock. Net tangible book value per share represents the amount of total tangible assets (total assets less intangible assets) less total liabilities, divided by the number of shares of our common stock outstanding as of January 31, 2016.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the assumed sale of 584,995 shares of our common stock in the aggregate amount of $1,444,938 at an assumed offering price of $2.47 per share, the last reported sale price of our common stock on March 17, 2016, and after deduction of commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of January 31, 2016 would have been approximately $7,909,653, or $3.15 per share of common stock. This represents an immediate decrease in net tangible book value of $0.36 per share of common stock to our existing stockholders and an immediate increase in net tangible book value of $0.68 per share of common stock to investors participating in this offering at an assumed offering price of $2.47 per share.

Pursuant to the Sales Agreement with Wainwright, the shares being sold in this offering are being sold from time to time at various prices. An increase of $0.10 per share in the price at which the shares are sold from the assumed offering price of $2.47 per share shown in the table above, assuming all of our common stock in the aggregate amount of $1,444,938 during the term of the Sales Agreement with Wainwright is sold at that price, would increase our pro forma net tangible book value per share after the offering to $3.18 per share and would result in the increase in net tangible book value per share to new investors in this offering of $0.61 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.10 per share in the price at which the shares are sold from the assumed offering price of $2.47 per share shown in the table above, assuming the aggregate amount of $1,444,938 of our common stock offered pursuant to this prospectus supplement is sold during the term of the Sales Agreement with Wainwright at that price, would decrease our pro forma net tangible book value per share after the offering to $3.12 per share and would increase the net tangible book value per share to new investors in this offering of $0.75 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The amounts above are based on 1,924,234 shares of common stock outstanding as of January 31, 2016 and do not reflect the exercise of outstanding options because the effect of such exercise would be anti-dilutive.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering a maximum of $1,444,938 in aggregate value of shares of our common stock, sold at market prices from time to time.

Authorized and Outstanding Capital Stock

The following description of our common stock and provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to our certificate of incorporation and bylaws, which have been incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part.

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, all of which are undesignated.

As of January 31, 2016, there were 1,924,234 shares of common stock issued and outstanding, and no shares of preferred stock were issued or outstanding.

Description of Common Stock

Voting. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Dividends. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

Liquidation and Distribution. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Anti−Takeover Effects of Delaware Law; Our Certificate of Incorporation and Our Bylaws

Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Removal of Directors

Our certificate of incorporation and our bylaws provide that directors may be removed only for cause and only by the affirmative vote of the holders of 75% of our shares of capital stock present in person or by proxy and entitled to vote. Under our certificate of incorporation and bylaws, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

Stockholder Action by Written Consent; Special Meetings

Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Our certificate of incorporation and our bylaws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our chairman of the board, our chief executive officer, our president or our board of directors.

Advance Notice Requirements for Stockholder Proposals

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered to our secretary a timely written notice in proper form of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Delaware Business Combination Statute

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Amendment of Certificate of Incorporation and Bylaws

The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least 75% of the voting power of our capital stock issued and outstanding and entitled to vote on the matter.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law. Our certificate of incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

•	for any breach of their duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	for voting or assenting to unlawful payments of dividends or other distributions; or
•	for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to limited exceptions.

Notice of Share Ownership

Our bylaws contain a provision requiring any beneficial owner of three percent or more of our outstanding common stock to notify us of his or her shareholdings, as well as of any change in his or her beneficial ownership of one percent or more of our outstanding common stock. Our bylaws do not provide for any specific remedy in the event a shareholder does not comply with this provision. We do not intend to make any such information public, unless required by law or the rules of the SEC or The NASDAQ Capital Market.

Authorized But Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of The NASDAQ Capital Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

We have entered into an At the Market Offering Agreement, or the Sales Agreement, dated October 19, 2015, as amended, with H.C. Wainwright & Co., LLC, or Wainwright, under which we may issue and sell up to $2,906,836 in value of shares of our common stock from time to time through Wainwright as our sales agent.

Although under the terms of our Sales Agreement with Wainwright, we may offer and sell up to $2,906,836 of our common stock in the ATM Facility, pursuant to General Instruction I.B.6 of Form S-3, as of the date of this prospectus supplement, we are currently able to offer and sell only $1,703,648 of our common stock under Form S-3. Further, as of the date of this prospectus supplement, we have already offered and sold $258,710 in value of our common stock under the Sales Agreement. Thus, under this prospectus supplement, we are offering for sale up to $1,444,938 in value of our common stock in the ATM Facility under the Sales Agreement. In the future, if permitted pursuant to General Instruction I.B.6 of Form S-3, we may offer additional shares of common stock under the Sales Agreement up to the aggregate offering amount of $2,906,836 in value of shares of our common stock.

Upon receipt of a notice from us specifying the number of shares to be sold and such other matters as may be agreed upon by us and Wainwright, Wainwright, as agent, will use reasonable best efforts, consistent with its normal sales and trading practices and applicable laws, to sell shares of our common stock, if any, pursuant to this prospectus supplement. Sales of shares of common stock, if any, pursuant to this prospectus supplement may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including sales made directly on or through The NASDAQ Capital Market, the existing trading market for our common stock, or on any other existing trading market for our common stock, at market prices prevailing at the time of sale or at prices related to such prevailing market prices. To the extent required by Regulation M, Wainwright will not engage in any transactions that stabilize our common stock while the offering is ongoing under this prospectus supplement.

Under the Sales Agreement, we will instruct Wainwright in a sales notice as to the maximum amount of shares of our common stock to be sold by Wainwright daily, and the minimum price per share at which such shares may be sold. Subject to the conditions of the Sales Agreement, Wainwright will use its reasonable best efforts to solicit purchases on a particular day of all shares designated for sale by us on that day. The gross sales price of the shares sold will be the market price for shares of our common stock sold by Wainwright on the trading market at the time of sale of the shares. We or Wainwright may suspend the offering of our common stock upon proper notice and subject to certain other conditions. The obligation of Wainwright under the Sales Agreement to sell our common stock pursuant to a sales notice is subject to a number of conditions.

Wainwright will provide written confirmation to us following the close of trading on The NASDAQ Capital Market following each day in which shares of our common stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on the day, the aggregate gross sales proceeds, the net proceeds to us and the compensation payable by us to Wainwright with respect to the sales.

We will pay Wainwright commissions for its services in acting as our agent in the sale of our common stock. The compensation payable to Wainwright for sales of shares of our common stock with respect to which Wainwright acts as sales agent shall be equal to 1.5% of the gross sales price of those shares. We have also agreed to reimburse Wainwright the fees and disbursements of its legal counsel in an amount up to $40,000, which has been previously paid by us at the time of execution of the Sales Agreement. There is no guarantee that there will be any sales of our common stock under this prospectus supplement and the accompanying base prospectus and actual sales, if any, of our common stock under this prospectus supplement and the accompanying base prospectus may result in gross proceeds to us of less than $1,444,938, exclusive of any sales agent compensation or other offering fees and expenses.

Settlement for sales of shares of our common stock will occur on the third business day following the date on which any sales are made. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of shares of our common stock on our behalf, Wainwright is an “underwriter” within the meaning of the Securities Act, and the compensation of Wainwright is an underwriting commission or discount. We have agreed to provide indemnification and contribution to Wainwright with respect to certain civil liabilities, including liabilities under the Securities Act and the Exchange Act.

We estimate that the total expenses of the offering payable by us, excluding commissions payable to Wainwright under the Sales Agreement, will be approximately $300,000.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all of our common stock provided for in this prospectus supplement, or (2) the termination of the Sales Agreement. The Sales Agreement may be terminated by us at any time in our sole discretion by giving three business days’ written notice to Wainwright, or by Wainwright at any time in its sole discretion. The Sales Agreement will remain in full force and effect until the earlier of October 19, 2018, or the date that the Sales Agreement is terminated in accordance with the terms thereof.

This is a brief summary of the material provisions of the Sales Agreement and does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement has been filed with the SEC on a Current Report on Form 8-K and is incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Wainwright and its affiliates may in the future provide various investment banking and other financial services for us for which services they may in the future receive customary fees. The principal business address of Wainwright is 430 Park Avenue, New York, New York 10022.

Unless otherwise required, we will report at least quarterly the number of shares of common stock sold through Wainwright, as agent, in this offering, the net proceeds to us and the compensation paid by us to Wainwright in connection with such sales of common stock.

During each period beginning with the date of any notice by us to sell shares of our common stock and ending after the close of business on the purchase date for the shares referenced in the notice, we will notify Wainwright at least three business days before we offer, sell, issue, contract to sell, contract to issue or otherwise dispose of, directly or indirectly, any other shares of common stock or any securities exercisable, exchangeable or convertible into common stock, subject to limited exceptions.

The transfer agent for our common stock is Computershare Trust Company, N.A.  Its address is 250 Royall Street, Canton, MA 02021-1011, and its telephone number is 1-800-662-7232.

Our common stock is listed on The NASDAQ Capital Market under the symbol “OPTT.”

LEGAL MATTERS

The validity of the securities described in this prospectus supplement will be passed upon for us by Cozen O’Connor. Ellenoff Grossman & Schole LLP is acting as counsel for the sales agent in connection with certain matters related to the securities offered hereby.

EXPERTS

The consolidated financial statements of Ocean Power Technologies, Inc. and subsidiaries as of April 30, 2015 and 2014, and for each of the years in the two-year period ended April 30, 2015, have been incorporated by reference herein to the Annual Reports on Form 10-K for the years ended April 30, 2015 and 2014, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, which are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. These documents contain important information about us and our financial condition. The information incorporated by reference is an important part of this prospectus supplement and accompanying base prospectus, and information that we file later with the SEC will automatically update and may supersede this information. We incorporate by reference the documents listed below, except information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein:

•	our Annual Report on Form 10-K for the year ended April 30, 2015, filed with the SEC on July 6, 2015;

•

our Quarterly Reports on Form 10-Q for the quarters ended July 31, 2015, October 31, 2015, and January 31, 2016, filed with the SEC on September 8, 2015, December 14, 2015, and March 11, 2016, respectively;

•

our Current Reports on Form 8-K filed with the SEC on July 28, 2015, September 8, 2015, October 20, 2015, October 28, 2015, December 14, 2015, December 24, 2015, March 9, 2016, March 10, 2016, and March 11, 2016;

•

the description of our common stock set forth in our registration statement on Form 8-A filed with the SEC on April 18, 2007 and in any and all subsequent amendments and reports filed for the purpose of updating that description;

•	the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on September 3, 2015 that are deemed “filed” with the SEC under the Exchange Act; and

•

all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus supplement and prior to the closing or termination of the offering made hereby. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein may be modified or superseded in the future. Any such statement so modified shall not be deemed to constitute a part of this registration statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this registration statement.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:

Ocean Power Technologies, Inc.

1590 Reed Road

Pennington, New Jersey 08534

Attention: Chief Financial Officer

(609) 730-0400

DISCLOSURE OF COMMISSION'S POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby. All amounts are estimates except the registration fee.

Amount to be Paid
Registration fee (1)	$2,046
Printing	*
Legal fees and expenses	*
Trustee fees	*
Accounting fees and expenses	*
Miscellaneous	*
Total	*

*

These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time. In accordance with Rule 430B under the Securities Act, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

(1)	Reflects amount previously paid by the Registrant with respect to unsold securities previously registered by the Registrant on the Registrant’s Registration Statement on Form S-3 (Registration No. 333-186181) originally filed on January 24, 2013 and declared effective on February 15, 2013, which unsold securities are being carried over to this Registration Statement.

Item 15. Indemnification of Directors and Officers

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Registrant’s certificate of incorporation provides that the Registrant will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Registrant) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the Registrant’s request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Registrant’s best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Registrant’s certificate of incorporation provides that the Registrant will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of the Registrant to procure a judgment in the Registrant’s favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the Registrant’s request as a director, officer, partner, employee or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by the Registrant against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

The Registrant maintains a general liability insurance policy that covers certain liabilities of the Registrant’s directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

The Registrant’s directors and officers are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant.

Item 16. Exhibits and Financial Statement Schedules

(a) The following exhibits are filed as part of this Registration Statement

Exhibit Number	Description of Document

1.1*	Form of underwriting agreement for offering of common stock

1.2*	Form of underwriting agreement for offering of preferred stock

1.3*	Form of underwriting agreement for offering of warrants, rights, or units

1.4*	Form of underwriting agreement for offering of debt securities (senior debt securities, senior subordinated debt securities and/or subordinated debt securities)

4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 10-Q (File no. 1-33417) filed on September 14, 2007)

4.2

Certificate of Amendment to Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on October 27, 2015 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 28, 2015)

4.3	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 10-Q (File no. 1-33417) filed on September 14, 2007)

4.4	Specimen certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-1/A (File no. 333-138595) filed on March 19, 2007)

4.5**	Senior debt securities indenture

4.6**	Senior subordinated debt securities indenture

4.7**	Subordinated debt securities indenture

4.8**	Form of senior debt security (included in Exhibit 4.5)

4.9**	Form of senior subordinated debt security (included in Exhibit 4.6)

4.10**	Form of subordinated debt security (included in Exhibit 4.7)

4.11*	Form of certificate of designation with respect to any preferred stock (together with form of preferred stock certificate)

4.12*	Form of Warrant Agreement for warrants sold alone, including form of warrant

4.13*	Form of Warrant Agreement for warrants sold attached to debt securities, including form of warrant

4.14*	Form of Warrant Agreement for warrants sold attached to equity securities, including form of warrant

4.15*	Form of Rights Agreement

4.16*	Form of Unit Agreement

4.17*	Form of Unit Certificate

5.1**	Opinion of Cozen O’Connor

10.1

At the Market Offering Agreement, dated as of October 19, 2015, by and between Ocean Power Technologies, Inc. and Rodman & Renshaw, a unit of H.C. Wainwright, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 19, 2015)

23.1+	Consent of KPMG LLP

23.2**	Consent of Cozen O’Connor (included in Exhibit 5.1)

24**	Power of Attorney (included on the signature page of this Form S-3)

25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture with respect to the senior debt securities, senior subordinated debt securities and subordinated debt securities

*         To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated      by reference to this registration statement, including a Current Report on Form 8-K.

+         Filed herewith.

**      Previously filed.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its respective securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ocean Power Technologies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to its registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Hopewell, State of New Jersey, on March 18, 2016.

OCEAN POWER TECHNOLOGIES, INC.

By:	/s/ George H. Kirby
Name:	George H. Kirby
Title:	Chief Executive Officer

Signature	Title	Date
/s/ George H. Kirby	Chief Executive Officer and Director (principal executive officer)	March 18, 2016
George H. Kirby

/s/ Mark Featherstone	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	March 18, 2016
Mark Featherstone

*	Director	March 18, 2016
Terence J. Cryan

*	Director	March 18, 2016
Dean J. Glover

*	Director	March 18, 2016
Robert J. Burger

*By: /s/ Mark Featherstone	as attorney in fact and agent	March 18, 2016
Mark Featherstone

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1*	Form of underwriting agreement for offering of common stock

1.2*	Form of underwriting agreement for offering of preferred stock

1.3*	Form of underwriting agreement for offering of warrants, rights, or units

1.4*	Form of underwriting agreement for offering of debt securities (senior debt securities, senior subordinated debt securities and/or subordinated debt securities)

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 10-Q (file no. 1-33417) filed on September 14, 2007)

4.2

Certificate of Amendment to Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on October 27, 2015 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 28, 2015)

4.3	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 10-Q (file no. 1-33417) filed on September 14, 2007)

4.4	Specimen certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-1/A (file no. 333-138595) filed on March 19, 2007)

4.5**	Senior debt securities indenture

4.6**	Senior subordinated debt securities indenture

4.7**	Subordinated debt securities indenture

4.8**	Form of senior debt security (included in Exhibit 4.5)

4.9**	Form of senior subordinated debt security (included in Exhibit 4.6)

4.10**	Form of subordinated debt security (included in Exhibit 4.7)

4.11*	Form of certificate of designation with respect to any preferred stock (together with form of preferred stock certificate)

4.12*	Form of Warrant Agreement for warrants sold alone, including form of warrant

4.13*	Form of Warrant Agreement for warrants sold attached to debt securities, including form of warrant

4.14*	Form of Warrant Agreement for warrants sold attached to equity securities, including form of warrant

4.15*	Form of Rights Agreement

4.16*	Form of Unit Agreement

4.17*	Form of Unit Certificate

5.1**	Opinion of Cozen O’Connor

10.1

At the Market Offering Agreement, dated as of October 19, 2015, by and between Ocean Power Technologies, Inc. and Rodman & Renshaw, a unit of H.G. Wainwright, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 19, 2015)

23.1+	Consent of KPMG LLP

23.2**	Consent of Cozen O’Connor (included in Exhibit 5.1)

24**	Power of Attorney (included on the signature page of this Form S-3)

25.1*

Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture with respect to the senior debt securities, senior subordinated debt securities and subordinated debt securities

*         To be filed by amendment as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a Current Report on Form 8-K.

+         Filed herewith.

**      Previously filed.